Code of
Conduct
Dear Colleague,
Our vision for Equinor

is to be recognised

as a company that

is shaping the future

of energy. Our
innovative, open

and collaborative

culture is central

to realising this

vision. In Equinor, how we

deliver is as
important as what

we deliver. I strongly believe

that an ethical

business culture

is the cornerstone

of a
sustainable company.

This Code of Conduct

is your guide to

ethical business

practice. It reflects

our values and our

belief that
conducting business

in an ethical

and transparent

manner is not just

the
right
way to work, but

is the
only
way to work. The

Code of Conduct

includes mandatory

requirements for

everyone who works

on behalf of
Equinor. My expectation is

that the Code of

Conduct, together

with your good judgment,

will lead you to
the right decisions.

You should seek guidance from

your leader or other

internal resources

referred to in
the Code of Conduct

if you are uncertain

on how to proceed.
Fundamental changes

are happening in

our industry which has

a key role in

the energy transition

towards
a net zero society. From geopolitics

and energy markets

to our industry

and our climate,

we face new
realities. But our

commitment to high

ethical standards

in our business

operations stays

firm. It is more
important than ever

to earn the trust

of our stakeholders

– our people, our

owners, our business

partners
and our communities.

The Code of Conduct

will assist us in

earning and sustaining

this trust and in
building a prosperous

company for the

future.

We must work together

to create our future

Equinor. I want Equinor

to continue to be

a leader in ethical
business conduct.

I expect that you

carefully consider

your business decisions

to ensure that

they are in
line with the Code

of Conduct. Only

then will we maintain

Equinor’s reputation

and continue

to earn the
trust that allows

the company to

succeed with our

vision – the Equinor

Way.

Anders Opedal
President and CEO

Table

of contents
1

The Equinor Way

5
1.1

Equinor’s Commitment

5
1.2

Our Code of Conduct

5
1.3

Your Responsibilities

6
1.4

Responsibilities for Leaders

6
1.5

Asking Questions and Reporting Concerns 7
1.6

Ethics Helpline

7

1.7

Non-Retaliation Policy

7
1.8

Consequences of Breaches

8
1.9

Ethics and Compliance in Equinor

8
2

Respecting our People

10
2.1

Equality, Diversity and Inclusion

10
2.2

Bullying and Harassment

11
2.3

Safety and Security

12
2.4

Privacy and Data Protection

13
2.5

Drugs and Alcohol

14
2.6

Purchase of Sexual Services

15

3

Conducting our Operations

17
3.1

Anti-Corruption

17
3.2

Conflict of Interest

18
3.3

Directorships, Secondary Employment and Ownership Interests

19
3.4

International Trade Restrictions

20
3.5

Anti-Money Laundering and

Facilitation of Tax

Evasion

21
3.6

Financial and Business Records

and Reporting

22
3.7

Property and Assets

23
3.8

IT Solutions and IT Equipment

24
3.9

Information Management

and Confidentiality

25
3.10

Inside Information

26
4

Relating to our Business Partners

28
4.1

Suppliers and Business Partners

28
4.2

Intermediaries

29
4.3

Fair Competition

30
4.4

Gifts, Hospitality and Expenses

31
5

Communities and Environment

33
5.1

Local Stakeholder Engagement

33

5.2

Environment

34
5.3

Public Communication

35
5.4

Public Affairs

36
5.5

Public Officials

37

The Code of Conduct will be printed in updated versions when deemed necessary. However, any changes will be updated in the
electronic version as and when required, and this will always represent the most recent edition. English and Norwegian are the official versions.
1

The Equinor way
1.1

Equinor’s Commitment
Our ability to create value is dependent on applying high ethical standards to create a trust-based relationship with
our people, our owners, our business partners and our

communities.

In our business activities, we will comply with applicable laws,

act in an ethical, sustainable and socially responsible
manner and practice good corporate governance. We

will conduct our business consistently with the United Nations
Guiding Principles on Business and Human Rights and the ten

Principles of the Global Compact, in the manner as
set out in our Human Rights Policy.

We support the Paris Climate Agreement and

the UN Sustainable Development
Goals. We will maintain an open dialogue on ethical

issues, internally and externally.

1.2

Our Code of Conduct
The Code of Conduct (the Code) sets out our expectations,

commitments and requirements for ethical conduct.

The
Code applies to Equinor’s board members, employees and hired personnel.

The Code reflects our values: Open, Collaborative, Courageous,

and Caring. The Code includes our most important
requirements, provides references to more detailed requirements in our governing documents and refers to other
helpful resources. However,

the Code does not remove the need for you to exercise

good judgment.

The Code has been approved by the Equinor’s Board of Directors and provided for in
The Equinor Book.
1.3

Your

Responsibilities
We set high ethical standards for everyone who acts

on Equinor’s behalf and in an Equinor capacity.

It is your
responsibility to comply with the Code, both in letter and

in spirit. You

are also responsible for complying with other
governing documents and applicable laws relevant to

your work.

What this means for you

Familiarise yourself with the Code as well as other governing documents and applicable laws relevant to your work.

●

Act comfortably within our ethical standards and within the law.

Operating in a grey zone increases the risk
of things going wrong. When in doubt, disclose the issue to

your leader and discuss it openly.
●

Spend sufficient time on difficult decisions

and raise issues early.

The wrong decisions are often taken
when things have not been thought through properly and you

are pressured into taking a rash decision.

●

If there is a difference between a legal requirement

and the Code, apply the most stringent standard.
●

Participate in required ethics and compliance training

and confirm annually that you have familiarised
yourself and will comply with the Code.

1.4

Responsibilities for Leaders
We are committed to recruiting and continuously

developing the best leaders for our company.

We expect our
leaders to demonstrate ownership and commitment to our ethical standards by what they say and do. As a leader
you must ensure that activities within your area of responsibility are carried out in accordance with the Code, other
governing documents and applicable laws.
What this means for you

●

Be a role model for ethical leadership through promotion

of our values and ethical standards. Show by
behaviour what it means to act with integrity.
●

Communicate the requirements in the Code, give advice

on its interpretation and application, and follow up
concerns raised.

●

Facilitate a working environment free from harassment, bullying and discrimination.
●

Create an environment where people feel comfortable speaking up and asking questions without the risk of
retaliation.

●

Be consistent when enforcing our standards and holding people accountable for their behaviour at work.

●

Make sure your team members participate in required

ethics and compliance training.
1.5

Asking Questions and Reporting
Concerns

The Code aims at being as clear and direct as possible,

but it cannot address every situation that may arise. We
have an open communications policy,

and you should raise questions or seek advice when you

are uncertain about
how to proceed in any given situation.

If you suspect a possible violation of the Code or other

unethical conduct, it is your duty to report it immediately.
This includes any attempts of corruption you may become aware

of. We recognise that raising a concern

is not
always easy and we have several channels for taking concerns forward.

What this means for you

●

Inform your leader immediately if you become aware of any activity that you think is a violation of the Code.
Alternatively, you can

contact your leader’s superior.

●

If you do not feel comfortable with those options, you can

contact your local people and organisation
representative, your local compliance officer or

the legal, ethics and compliance function.

●

If you are uncomfortable using any of these channels, you

can report your concern to the Ethics Helpline.

●

You may use

the same channels to ask any questions regarding compliance

with the Code.
1.6

The Ethics Helpline

The Ethics Helpline is a multi-language service available 24/7 providing phone service and a web portal. It is available to anyone who has a legitimate concern. You may choose to remain anonymous, if permitted by law.
Additional

requirements

and helpful tools
WR1408 Ethics Helpline

1.7

Non-Retaliation Policy

We will not tolerate any form of retaliation against any person who has raised an ethical or legal concern in good faith, including witnesses or any other persons who contribute to an investigation of a reported concern. Acting in good faith means that you have made a sincere report in a responsible manner. This applies even if your report does not turn out to be an actual violation.
1.8

Consequences of Breaches
We will not tolerate any breaches of the Code or

the law. Potential misconduct

may be investigated by Corporate
Audit and Investigation, or other relevant internal or external experts. We will pursue remedial measures or other
follow up of personnel if you breach the Code or laws.

The same applies to leaders who disregard or tolerate

such
breaches either through negligence or actual knowledge. The

remedial measures may include termination of your
employment contract and reporting to relevant authorities.

Incidents of ethical misconduct shall be registered and reported in accordance with our governing documents.

1.9

Ethics and Compliance in Equinor
We work in a systematic manner to ensure compliance

with the Code and applicable laws. Our ethics and
compliance programmes apply to all parts of Equinor.

Our ethics and compliance function, headed by the Chief
Ethics and Compliance Officer,

is responsible for supervising Equinor’s ethics and compliance activities,

including
guidance on the Code and following up potential breaches.

The Chief Ethics and Compliance Officer will appoint
one compliance officer to assist in such work

for each business area and for selected corporate staff

functions. The
business areas and corporate functions shall appoint local compliance officers where required.

The corporate executive committee constitutes Equinor’s ethics committee.

In addition, ethics committees have
been established in the business areas and most corporate functions,

comprising the respective management
teams. The committees will ensure a strong focus on,

common understanding of, and compliance with Equinor’s
ethical requirements.
• Corporate directive CD04-

Committees
• Corporate policy CP02-

Human rights policy
• FR16 People and organisation
• WR1408 Ethics Helpline
•

WR2417 Ethics incident reporting

• WR2595 The compliance officer role
2

Respecting our people
2.1

Equality,

Diversity and Inclusion
Every employee is an important member of the Equinor

team. We are committed to providing an inclusive
environment recognised for its equality and diversity,

and we will treat everyone with fairness, respect and

dignity.

We do not tolerate any discrimination of colleagues

or others affected by our operations. Discrimination

includes
exclusion, preference or illegal distinction based on ethnicity,

age, gender, gender identity,

disability, sexual
orientation, religion or belief, political views, or any other characteristic that compromise the principle of equality.

What this means for you

●

Treat everyone with fairness, respect

and dignity.
●

Base your work-related decisions on merit and not on other characteristics that result in compromising the
principle of equality.

2.2

Bullying and Harassment
Courtesy and respect

are important aspects

of a sound working

environment and

business dealings.

We expect
you to treat everyone

you meet through

work or work-related

activities in a

respectful manner.

We will not tolerate
any form of harassment

or other inappropriate,

intimidating or offensive

conduct,

including any form

of unwanted
and troublesome

attention of a se

xual nature.
What this means for you

●

Take

responsibility to create and maintain a good working environment.

●

Never engage in harassment, bullying, workplace violence

or other behaviour that colleagues or business
partners may regard as threatening or degrading.

●

Offensive messages, derogatory remarks and inappropriate

jokes are never acceptable.

●

Respect other people’s customs and culture.

●

Speak up if you observe or experience harassment or

bullying.
2.3

Safety and Security
Equinor’s safety and security vision is zero harm. We are committed to providing a safe, healthy and secure
environment for all personnel at our facilities and job sites,

preventing accidents and incidents from affecting

people,
environment and our assets. To

build a culture that is Always Safe will require consistent

use of I am Safety
expectations, Security Rules, Life Saving Rules and a continued

focus on building a proactive safety culture
applying Human and Organizational Performance Principles.

What this means for you

●

Safety and security is everyone’s responsibility.

You must

understand and act on your responsibilities to
contribute to a healthy,

safe and secure work environment.

●

Stop work immediately if you consider it unsafe.

●

Report any incident or unsafe condition as soon as possible.

If you see something, say something.
●

Know the relevant emergency procedures for your work.
2.4

Privacy and Data Protection
Privacy and data protection laws protect the integrity and confidentiality of a person’s private information. We

are
committed to protecting the privacy rights of our employees

and everyone with whom we do business. We will

only
use personal data for appropriate purposes, and personal data will be processed in accordance with applicable
laws, internal requirements and Equinor’s Binding Corporate Rules.
What this means for you

●

Respect everyone’s right to privacy.

Only process personal data for legitimate business purposes

and in
accordance with applicable requirements.
●

If your job includes handling personal data, make sure

you are sufficiently familiar with our external and
internal requirements for the processing of personal data,

and take appropriate training necessary to
perform your tasks.
2.5

Drugs and Alcohol

Equinor is a drug and alcohol-free workplace. We

will not tolerate anyone being under the influence of drugs

or
alcohol while at work for Equinor.

Limited amounts of alcohol may,

however, be consumed

when local custom and
occasion make it appropriate, and provided the consumption

is not combined with operating machinery,

driving or
any other incompatible activity.

Tests

for drugs and alcohol may be conducted whenever deemed

necessary and in
accordance with applicable laws.
What this means for you

●

Be conscious about work-related events where alcohol

is served and show moderation.
2.6

Purchase of Sexual Services
Purchase of sexual services may be illegal, support human

trafficking and pose a security risk.

Human trafficking is
a violation of human rights. Regardless of local rules, regulations and customs, Equinor prohibits the purchase of
sexual services when on assignments or business trips

for Equinor. This also includes

any contribution to the
purchase of such services.

What this means for you

●

Never purchase sexual services when you are on business

trips or other assignments, including long-term
assignments.
●

Never influence others to purchase sexual services and never accept to receive sexual services others
have paid for.
• FR10 Safety and security

• FR16 People and organisation

• WR1495 Processing of personal data

• GL0658 Handle harassment/bullying complaint

• Binding Corporate Rules

• GL0473 Guideline for Processing of Personal Data
• Corporate policy CP03 - Security policy
• CP02-Human Rights Policy
3

Conducting our operations

3.1

Anti-Corruption
Corruption undermines legitimate business activities, distorts competition, ruins reputations and exposes
companies and individuals to risk. We have zero

tolerance for corruption in any form, including bribery,
facilitation payments and trading in influence. We will

comply with all applicable anti-corruption laws and
regulations and take active steps to ensure that corruption

does not occur in relation to Equinor’s business
activities.
Transparency is vital in the combat of corruption.

We are committed to conducting our business

activities in an
open and transparent manner,

promoting transparency in our industry and supporting

efforts to combat
corruption worldwide.
What this means for you

●

Never engage in, authorise or tolerate corruption at any

time for any reason.

●

Never offer or accept an improper advantage. An

improper advantage is an advantage that has no
legitimate business purpose and is given to influence the

recipient’s decision making.
●

Payment extorted from you under threat of life, health,

safety or illegal detention is allowed and will not
result in any form of retaliation, but you must report the

payment immediately.

●

Know your business partner,

follow our integrity due diligence requirements and never

engage others to do
something we cannot ethically or legally do ourselves.
●

Participate in required anti-corruption training and understand the risks you face in your work.
3.2

Conflict of Interest
Equinor respects your right to manage your personal affairs

and investments. However,

a conflict of interest may
occur when your personal interests and Equinor’s interests are different,

and this may interfere with your ability to
make the right decision for Equinor.

We expect you to always act in the best interest

of Equinor when you are
representing the company.

You should

avoid situations with actual, potential or perceived conflict of interest.

What this means for you

●

Do not work in connection with any Equinor or Equinor-related transaction, procurement, contract award or
other matter in which you have, or a related party has

a financial interest. A related party means your
partner, close relative, or any

other person with whom you have close relations.

●

The same restriction applies where there are other circumstances that undermine trust in your ability to act
in the best interest of Equinor.

●

Ensure you understand what a conflict of interest is, and ensure you have the necessary information to
assess it. Be open, disclose and discuss with your leader

any actual, potential or perceived conflict of
interest. The leader will then decide whether any measures

should be taken, for instance stepping back
from the situation that caused the conflict of interest.
3.3

Directorships, Secondary Employment
and Ownership Interests

We expect you to spend your full working day on

Equinor matters. Before accepting external directorships,
secondary employment or other material assignments,

you must obtain prior written consent from your leader’s
leader or, for employees reporting

directly to senior vice president level, or above,

your leader. Volunteer

work and
directorships in non-commercial entities held in a private capacity,

do not require prior written consent. Approved
directorships shall be registered in relevant personnel

data systems, be kept updated and verified once a year.
Directorships in Equinor subsidiaries or when representing

Equinor in non-controlled companies do not require
registration.
If you hold directorships on behalf of Equinor,

you are not entitled to board remuneration, but

if you hold
directorships where you are not representing Equinor,

you may retain any remuneration paid. Elected employee
representatives on the board of Equinor ASA may receive

the remuneration decided by the corporate assembly.
The CEO, executive vice presidents and senior vice presidents and employee representatives on the board of
Equinor ASA shall register their direct ownership interests

in other companies. This information must be kept
updated and verified once a year.

It is not necessary to register shares in securities

funds or shares in Equinor ASA.
Furthermore, persons in these groups cannot hold ownership

interests, or options to ownership interests, directly or
indirectly, in any company

that does or seeks to do business with Equinor

if they can exert influence on business
decisions related to such company.

The same applies to companies that are competitors

to Equinor. This prohibition
does not apply to ownership interests in securities funds

or shares in Equinor ASA.

What this means for you

●

Ensure you have the required approval before

accepting an external directorship,

secondary employment, or
other material assignments.
●

Ensure that registered information regarding

directorships and ownership interests

is kept updated.
●

Note the special prohibition of ownership

interests in other companies for

certain employees.

3.4

International Trade Restrictions
Countries can impose various economic sanctions restrictions targeting business dealings with specific countries,
economic sectors, entities or individuals of concern. Export controls on the export or in-country transfer of certain
restricted items, technology and software are also common.

We will comply with all applicable economic sanctions
as well as export and import control laws. We will

assess whether government authorisation is required before
engaging in activities involving restricted items, sanctioned parties or countries and will obtain and comply with

all
required authorisations.

What this means for you

●

Screen your business partners, suppliers and other parties (including any ownership of the same) against
relevant restricted parties’ lists.

●

Obtain and comply with necessary governmental licences

where cross-border export or import activity
involves restricted items, technology or software.

●

Be mindful that both sanctions and export control regulations are complex and subject to frequent changes.
Stay updated on the rules applicable to your business activity.
●

Seek advice from the legal department if asked to deal with

a sanctioned party,

market or country.
3.5

Anti-Money Laundering and

Facilitation of Tax

Evasion
Money laundering

is illegal and

supports other

criminal activities,

including drug

trafficking,

terrorism, corruption,
human rights

violations and

tax evasion.

Money laundering

is the processes

of disguising

the proceeds

of crime in
order to hide

its illegal origins

or otherwise

dealing with

the proceeds

of crime. Criminal

proceeds include

not only
money, but all forms

of assets, real

estate and intangible

property that

are derived from

criminal activity. We will
comply with

all applicable

anti-money laundering

laws.
Tax evasion is an illegal

practice where

a person or entity

evades paying

their actual tax

liability. We do not tolerate
the facilitation

of tax evasion

by persons who

act for or on

behalf of Equinor.
What this means for you

●

Be attentive to unusual payments, invoicing and banking arrangement as well as unusual tax status of
suppliers.
●

Seek advice from the legal department if you need a better understanding of money laundering or tax
evasion and how to mitigate such risk to Equinor.
●

Know your business partners and make sure you follow our integrity due diligence requirements.
3.6

Financial and Business Records and
Reporting

Recording and

reporting financial

or non-financial

information

completely, accurately

and objectively

are essential

for
Equinor’s

credibility and

reputation. It

is also a prerequisite

for meeting legal

and regulatory

obligations and

reporting
standards. We

are committed

to transparency

and accuracy

in all our dealings,

and we will provide

full, fair, accurate
and understandable

disclosures in

our financial

and non-financial

reports, in documents

filed with regulatory

authorities
and in other

public communication.

What this means for you

●

The data and information you enter in our records must be

accurate, complete, and reliable. This includes
financial and non- financial information for both internal

and external use.
●

Any accounting information you provide must be complete,

accurate, valid, and recorded in accordance with
applicable laws, relevant accounting and reporting standards and the Equinor accounting manual.

●

Make sure you are familiar with and comply with internal control over financial reporting requirements
relevant to your work.
●

Never enter false, misleading, or artificial entries in our

records and reports. Any such intentional act may
be treated as fraud.
●

The highest standard of care should always be exercised

when recording and reporting financial or non-
financial information.
●

If you suspect or become aware of any indications of fraud, improper financial business records and
reporting or allegations of such, you must report it to your leader or the Ethics Helpline immediately.
3.7

Property and Assets
We trust you

with Equinor’s

assets so that

you can effectively

do your work.

You are responsible for

safeguarding
those assets

against loss,

theft, and misuse.

Equinor’s

assets include

facilities,

equipment, IT

solutions and

IT
equipment, information,

intangible property

rights and financial

assets. We will

not tolerate

any misuse of

our assets or
work processes

for personal

benefit.

What this means for you

●

Any use of Equinor’s assets for purposes not directly related to our business, unless specifically provided
for in this Code, requires permission from your leader.

●

Ensure that documentation used to obtain property or payments from the company is accurate and
complete. This includes time sheets, invoices, benefit claims and travel and expense reimbursement reports
and underlying documentation. Inaccurate or unsubstantiated records may be treated as fraud.

●

As a leader you must ensure proper control before you

approve any time sheets, invoices, benefit claims
and travel and expense reimbursement reports and underlying

documentation for people in your team.
3.8

IT Solutions and IT Equipment
Our IT solutions and IT equipment shall be used for business purposes. Information produced and stored on our
authorized IT solutions and IT equipment is Equinor’s property and may be accessed in accordance with applicable
law.

Cyberattacks and malicious activities are a continuous threat to

Equinor, and the use of our

authorized IT solutions
and IT equipment is monitored to detect such risk. This

includes blocking access to inappropriate web sites and
interception of any information transmitted by or stored

on our IT solutions.

What this means for you

●

Handle and archive documents according to Equinor’s information management requirements and security
classification system.

●

Never use our IT solutions or IT equipment to perform

illegal or unethical activities, including downloading,
streaming, or sharing of offensive material.

●

Respect computer software copyrights and comply with the terms and conditions of software licences.
●

Limited private use of our IT solutions and IT equipment is permitted,

but such use should be kept to a
minimum and have no adverse effect on cost, IT security

or productivity. This

includes private use of social
media.

●

You must

be vigilant of cyberattacks and malicious activities, such as phishing, and immediately report any
incidents.
3.9

Information Management and
Confidentiality
During the course of business, we gain and produce information that is vital to our financial and business integrity.
Such information may,

however, also be valuable for competitors

and others. We will protect information created by

us, or given to us, to ensure appropriate confidentiality and integrity. It is important

to share information across the
organisation to ensure collaboration, efficiency

and experience transfer,

but information transfer and access must
take place in accordance with our security classification system for information management.

What this means for you

●

Make sure you are familiar with

and comply with our information management and security

classification
system when handling company information.

●

Do not use Equinor’s information acquired through your

work for personal advantage or for the purpose

of
competing

with Equinor.
●

You have a duty of confidentiality, which applies

even after your employment or assignment with Equinor

has
ended.
3.10

Inside Information
Equinor supports fair and open securities markets wherever

we operate. You

may become aware of information
about Equinor or other companies that is not publicly available.

Such information may constitute inside information.
Inside information is precise information likely to have

a significant effect on the price of securities and

which is not
publicly available or commonly known to the market. If you

are in possession of inside information, even if acquired
incidentally, you have

a legal duty of confidentiality and due care of handling

to prevent such information from
coming into the possession of unauthorised persons. Any

use of inside information about Equinor or other publicly
traded companies for personal gain is prohibited.
Certain persons, such as members of the Board of Directors

and Corporate Executive Committee, are considered
primary insiders. Additional restrictions apply for primary

insiders.
What this means for you

●

Never buy or sell Equinor’s or other companies’ shares or other securities,

or provide advice to others’
investment decisions, when you have access to inside information.
●

Holders of inside information must treat this confidentially and can only pass such information to individuals
who need it in their work for Equinor based on authorisation from the information owner.

●

Holders of inside information relevant for the Equinor share price must be listed in Equinor’s insider listing
system.

●

The restriction on buying Equinor shares when you hold inside information does not prevent you from
participating in our share savings program.
• FR14 Finance and control

• WR0158 Manage data and information
• WR2893 IT Rules
• WR1366 Accounting manual

• WR1921 Primary insiders

• WR2305 Handling of Inside Information related

to commodities
• WR2401 Inside information

• WR2988 Integrity due diligence
• GL0358 Legal recommendations for compliance-

selected sanctions
• GL0548 Equinor Board of directors handbook

• FR19 Legal and compliance
• Anti-corruption compliance manual

• Anti-Corruption Compliance Program
• Sanctions lists on the integrity due diligence

portal

4

Relating to our business partners

4.1

Suppliers and Business Partners
Business relationships based on trust and transparency

are vital to our business. Our suppliers and business
partners are essential to our ability to do business but

can also cause or contribute to harm people and expose

us
to reputational, operational and legal risk. We expect

our suppliers and business partners to comply with

applicable
laws, respect internationally recognised human rights

and adhere to ethical standards which are consistent with our ethical requirements when working for or together with

us. We seek to work with others who share our commitment
to ethics and compliance, and we manage risk through

in-depth knowledge of our suppliers, business partners

and
markets. Equinor will not voluntarily enter into partnerships with anonymously owned companies.
What this means for you

●

Before you establish or amend any business relationship,

you must follow our procedures for integrity due
diligence and human rights due diligence.

●

Communicate and follow-up regularly and clearly our

expectations to our suppliers and business partners.
●

Report any misconduct by a supplier or business partner to your leader or any of the other reporting
channels listed in the Code.
4.2

Intermediaries
Intermediaries are a particular type of business partner and include agents, consultants, lobbyists and others who
act as a link between Equinor and others. The use of

intermediaries may pose a particular risk to us, and we
therefore have additional requirements for hiring intermediaries.

It is mandatory to perform integrity due diligence

on
all intermediaries. The agreed compensation must be proportionate to the service rendered and only paid against
satisfactory documentation of work performed, which must be

regularly monitored. The agreement with the
intermediary must be made in writing, describe the true

relationship with Equinor and include an obligation to

follow
the Code.

What this means for you

●

Any intermediary you plan to hire must be subject to

integrity due diligence.

●

Monitor regularly the work performed by the intermediary

to ensure it is in line with the Code.
4.3

Fair Competition

We believe in the benefits of competition, and Equinor

will always compete in a fair and ethically justifiable manner.
We will comply with applicable competition and

antitrust laws. We will not engage in or tolerate

anyone who
engages in anti-competitive behaviour,

such as price fixing, bid rigging, market sharing or

abuse of market power.
Collaboration with other companies must not have an

anti-competitive purpose or effect. It may also

be a violation
of competition and antitrust rules to receive or share

non-public commercially sensitive information with actual

or
potential competitors. Commercially sensitive information includes information which may reduce uncertainty about
future market conduct, such as prices, competitive bids,

commercial strategies, costs, customers, and suppliers.

What this means for you

●

Do not enter into anti-competitive agreements or engage in

anti-competitive conduct, such as agreeing with
competitors to fix prices or to allocate markets by territory,

by products or by customers.
●

Be vigilant of situations where non-public commercially

sensitive information may be exchanged and speak
out against disclosure of information by others to you.

Never share such information with competitors.
●

Competition laws are complex and often require a detailed

assessment of facts. If you are in doubt, seek
advice from the legal department.

●

Participate in required competition and antitrust compliance training.
4.4

Gifts, Hospitality and Expenses

Relationships with our business partners can be built and strengthened through legitimate networking and social
interaction. However, giving or

accepting gifts and hospitality may be regarded as

corruption in certain situations,
and we have strict limits for when we allow the giving or

acceptance of gifts and hospitality.
As a general rule, we do not offer or accept

gifts, except for promotional items of minimal value. In a situation where
it would clearly give offence to refuse, the gift

may be accepted if it is of reasonable value and handed

over to
Equinor immediately.

We only offer or accept hospitality

where there is a clear business reason for Equinor to
participate and the costs involved are reasonable. We

will always pay our own costs related to travel,
accommodation and other related expenses. Except as

otherwise stated in the Code, we do not pay travel,
accommodation and other related expenses for others.

What this means for you

●

Never offer or accept gifts, except for promotional items

of minimal value.
●

Before accepting or offering hospitality,

ensure that it is in line with our requirements. Written

approval from
your leader is required unless the hospitality clearly is

acceptable.

●

Ask yourself how the acceptance or offer would be perceived

by others and never offer or accept anything
that is or could be perceived as an improper advantage.
●

Ensure that all acceptance and offering of hospitality

are open, transparent and properly documented.
●

• Corporate policy CP02-

Human rights policy
●

• WR1837 Inspections by authorities

●

• WR2447 Competition law compliance

●

• WR2452 Joint venture management related to

anti-corruption compliance

●

• WR2988 Integrity due diligence

●

• WR1803 Management of social investment
●

• GL0349 Guidance on anti-corruption for non Equinor

operated joint ventures
●

•

GL0754 Guidance on partnerships with anonymously

owned companies
●

• GL0537 Offering and accepting gifts, hospitality and expenses

●

• GL0782 Compliance Guideline on Social Investments
●

• Integrity due diligence portal

●

• Competition compliance manual
5

Communities and Environment
5.1

Local Stakeholder Engagement

Stakeholder

engagement is

a central element

of our commitment

to create lasting

local value.

Timely and meaningful

engagement with

potentially

affected stakeholders,

including through

appropriate and

effective
grievance mechanisms,

is a central

element of our

commitment to assess

actual and potential

human rights

impacts
linked to our

activities or

business relationships.

Where needed,

we aim to take

appropriate and

mitigating actions.
Where we have

caused or contributed

to adverse human

rights impacts,

we will provide

or cooperate in

providing
appropriate

remediation.
In our engagement

and dialogue

with all stakeholders

we seek to understand

their expectations

and explore
opportunities

for mutual benefits.

Solutions identified

must be relevant

to local conditions

and our business

needs, and
comply with

our values, policies

and local regulations.

Our contribution

to communities

may include direct

and indirect
employment, procurement

of goods and

services, infrastructure

development and

competence building

as well as
social investments.

What this means for you

●

Familiarise yourself with our human rights policy and report any potential or actual negative human rights
impact related to our operations or those of our business

partners.

●

Through human rights due diligence, systematically assess

and address the impact our activities may have
on stakeholders and take this into account when making

business decisions, including in relation to their
use of land, water and other natural resources.

●

When seeking to apply effective prevention and mitigation

actions, ensure that they are addressing potential
impacts fairly and without discriminating to any affected

members of the local community.

●

Be particularly attentive to those most vulnerable to adverse impacts, including women, children and
indigenous peoples.

●

Actively identify opportunities related to our activities that can contribute to local value creation through local
employment, procurement and capacity development.

●

Ensure that social contributions are made in compliance with our anti-corruption requirements.
5.2

Environment

We systematically manage our environmental aspects

in accordance with good international practices and
principles and have to comply with applicable environmental

laws and regulations. Recognising that our activities
may have impacts on the environment, we apply a precautionary approach and the principle of continual
improvement of our environmental performance, aiming to

protect nature and support nature conservation and
restoration initiatives. We work actively to limit greenhouse gas emissions from our activities.

What this means for you

●

Ensure that the impacts our activities have or may have on

the environment are assessed and
communicated.
●

Ensure that relevant measures are taken into account when

making business decisions, including
application of the mitigation hierarchy (to avoid, minimise,

restore and offset potential significant direct
impacts in our projects), and the use of environmentally friendly technologies.

●

Contribute actively to efficient use of resources, carbon

efficient operations and mitigation of negative
impacts and enhancement of positive impacts on the natural

environment.

●

Follow up and evaluate results and contribute to continual

improvement.
5.3

Public Communication

We believe that open, honest and accurate communication

is essential to our integrity and business success.

We
will communicate about Equinor in a consistent manner,

and only authorised persons may talk to the media,
members of the investment community or make statements on

Equinor’s behalf on social media. Any private use of
social media must not breach confidentiality obligations

and should not compromise Equinor’s reputation or
business interests.

What this means for you

●

Do not speak on Equinor’s behalf unless authorised to do so. Enquiries from the media shall be directed to
corporate communication.

●

If you participate in social media, use good judgement and

show respect towards your colleagues, business
partners and communities. Be vigilant that participating in social media may represent a security risk.
5.4

Public Affairs

We will make Equinor’s position known on important industry

matters through proactive engagement with
government policy makers and other stakeholders, such

as the media, civil society and international institutions.
However, we will not make

gifts, donations or otherwise support political parties or

individual politicians. We may
nevertheless be members of interest organisations relevant

for our industry that support political parties or certain

political issues. Any hiring of lobbyists will be in accordance with applicable law and subject to full disclosure to any
external party they wish to influence that the lobbyist represents

Equinor.

What this means for you

●

Do not use company funds or resources to support any

political candidates or party.

Never use your
position in Equinor to try to influence any person to make

political contributions.
●

Ensure that all contracts with lobbyists impose an obligation to disclose to any external party they wish to
influence that the lobbyist represents Equinor.
●

If you choose to participate in political activities or give any public contributions, this must be personal and
not linked to Equinor.
.
5.5

Public Officials

In our business operations or public affairs activities,

we often interact with public officials. Many countries

have
rules regarding accepted conduct when dealing with public officials,

such as prohibiting giving anything of value. We
will never offer or authorise anything of value

or payments to public officials unless specifically

provided for in the
Code. We can, however,

cover the reasonable and legitimate travel, accommodation

and other related travel
expenses of public officials when they are related

to the promotion or demonstration of our products or services

or
the execution of a contract with a government.

What this means for you

●

Take

particular care when interacting with public officials.

●

Never offer or agree to pay travel or accommodation

for any public official unless a hosting application

has
been completed and properly approved by the Chief Ethics

and Compliance Officer and the relevant EVP.
• Corporate policy CP02-

Human rights policy
• FR11 Sustainability

• FR13 Communication

• WR1803 Management of social investment

• WR2297 The rights of indigenous and

tribal people

• WR2614 Community grievance mechanisms

• WR9623 Human Rights Due Diligence
• GL0626 Community engagement guidelines

• GL0782 Compliance Guideline on Social

Investments
• Hosting form for public officials

• Social Media Guidelines
• Equinor Biodiversity position